Media Contact Kelly McPhee VP, Communications & Public Relations (509) 991-0575	Contact: Mark J. grescovich, President & CEO Lloyd W. Baker, CFO (509) 527-3636 News Release

Banner Corporation Completes Merger of AmericanWest Bank

WALLA WALLA, WASHINGTON – October 2, 2015 - Banner Corporation (NASDAQ GSM: BANR), the holding company for Banner Bank and Islanders Bank, today announced that it had completed the acquisition of Starbuck Bancshares, Inc. and its wholly-owned subsidiary, AmericanWest Bank, of Spokane, Washington, which has been merged with and into Banner Bank. Pursuant to the previously announced terms of the merger, the equityholders of AmericanWest are receiving an aggregate of $130 million in cash and 13.23 million shares of Banner common stock. As of the closing date, the combined company has approximately $9.9 billion in assets and 203 branches across five western states.

“We are pleased to announce the completion of the merger and to welcome AmericanWest’s equityholders, customers and employees as part of the Banner Bank team,” stated Mark G. Grescovich, Banner’s President and Chief Executive Officer. “This strategic combination is an exciting step forward, providing the opportunity to deploy our super community bank model throughout a strengthened presence in Washington, Oregon and Idaho and into attractive growth markets in California and Utah. In addition, the combination is expected to result in considerable operating synergies and provide significant benefits to our expanded group of clients, communities, shareholders and employees.”

Banner was advised in the transaction by Sandler O’Neill + Partners, L.P., as financial advisor, and Cleary Gottlieb Steen & Hamilton LLP, as legal counsel. AmericanWest was advised by Jefferies, LLC, as financial advisor, and Wachtell, Lipton, Rosen & Katz, as legal counsel. Key investors of AmericanWest were advised by Skadden, Arps, Slate, Meagher & Flom LLP and Sullivan & Cromwell LLP.

Election of Directors

In connection with the merger, the Banner board of directors appointed Spencer Fleischer and Michael J. Gillfillan to the Banner board of directors.

Spencer Fleischer is a founder, Co-CEO and President of Friedman Fleischer & Lowe, LLC, a director of The Clorox Company, Levi Strauss & Co., and Strategic Investment Group. He is a member of the Fellowship Campaign Executive Committee for Lincoln College, Oxford and a Director of Americans for Oxford, Inc. Mr. Fleischer served as an advisor to the Investment Committee of the William and Flora Hewlett Foundation for ten years. Mr. Fleischer previously spent 19 years with Morgan Stanley as an investment banker and manager. He was a member of the worldwide Investment Banking Operating Committee, Head of Investment Banking in Asia and Head of Corporate Finance for Europe. He earned an M.Phil. in Management Studies at Oxford University as a Rhodes Scholar and graduated from the University of the Witwatersrand in Johannesburg with a B.A. (Hons) in Economics.

Michael J. Gillfillan co-founded AloStar Bank of Commerce in 2011 and served as its Chief Executive Officer and Chairman from April 2011 to April 15, 2015. Mr. Gillfillan spent 35 years in banking and finance positions, with extensive leadership experience in troubled debt restructuring, turnaround management and strategic finance issues dealing with capital structure and capital adequacy. Mr. Gillfillan spent more than 25 years at Wells Fargo and Company, serving as its Vice Chairman and Chief Credit Officer for the greater part of the period from 1991 to 1999. He previously served as Director of Union Bank of California, N.A., MUFG Union Bank, N.A. and UnionBanCal Corporation. Mr. Gillfillan received an M.B.A. from the University of California at Los Angeles and a B.A. in History from the University of California at Berkeley.

About Banner Corporation

Banner Corporation is a bank holding company operating two commercial banks in five Western states through a network of branches offering a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans. Visit Banner Bank on the Web at www.bannerbank.com.

Forward Looking Statements

When used in this press release and in other documents filed with or furnished to the Securities and Exchange Commission (the "SEC"), in press releases or other public stockholder communications, or in oral statements made with the approval of an authorized executive officer, the words or phrases "believe," "will," "will likely result," “may,” “shall,” "are expected to," "will continue," "is anticipated," "estimate," "project," "plans," “forecast,” “initiative,” “objective,” “goal,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” or the negative of any of those words or phrases or similar expressions are intended to identify "forward-looking statements" within the meaning of applicable federal securities laws, including the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date such statements are made. These statements may relate to future financial performance, strategic plans or objectives, revenues or earnings projections, or other financial information. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements. Statements about the expected timing, completion and effects of the proposed transactions and all other statements in this release other than historical facts constitute forward-looking statements.

Important factors that could cause actual results to differ materially from the results anticipated or projected include, but are not limited to, the following: (1) expected revenues, cost savings, synergies and other benefits from the merger of Banner Bank and AmericanWest Bank (“AmericanWest”) might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (2) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans originated and loans acquired from other financial institutions; (3) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for loan losses or writing down of assets; (4) competitive pressures among depository institutions; (5) interest rate movements and their impact on customer behavior and net interest margin; (6) the impact of repricing and competitors' pricing initiatives on loan and deposit products; (7) fluctuations in real estate values; (8) the ability to adapt successfully to technological changes to meet customers' needs and developments in the market place; (9) the ability to access cost-effective funding; (10) changes in financial markets; (11) changes in economic conditions in general and in Washington, Idaho, Oregon and California in particular; (12) the costs, effects and outcomes of litigation; (13) new legislation or regulatory changes, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (14) changes in accounting principles, policies or guidelines; (15) future acquisitions by Banner or AmericanWest of other depository institutions or lines of business; (16) and future goodwill impairment due to changes in Banner's business, changes in market conditions, or other factors.

Banner does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date on which the forward-looking statement is made except where expressly required by law.